BRIDGE LOAN AGREEMENT

BETWEEN

WHEREAS the Lender has agreed to make available to the Borrower the Bridge Loan in the aggregate amounts set forth in Schedule A, at the times set forth in such Schedule, and on the terms and conditions set forth herein; and

WHEREAS as security for such Bridge Loan, the Corporations have agreed to grant certain security and provide certain guarantees in favour of the Lender, the whole as set forth herein and in the Security Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto agree as follows:

1.

INTERPRETATIONS

1.1

Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this Bridge Loan Agreement, including all schedules hereto, as same may be amended, supplemented, restated or replaced from time to time;

“Applicable Legislation” means all applicable federal, provincial, municipal, foreign or other laws, statutes, rules, regulations, by-laws, orders, judgements, decisions, policies, directives, standards, guidelines, requirements, injunctions, awards or decrees which are applicable to the Corporations, their respective property, activities or operations, including the Environmental Legislation and laws relating to corruption and bribery, all as the same shall be in effect from time to time;

“Assets” means all of the assets, corporeal and incorporeal, tangible and intangible, of a Party, of every kind and description and wherever situated;

“Borrower GSA” means the general security agreement between the Borrower and Lender dated on or about the date hereof;

“Borrower Assignment of Agreements” means the general assignment of agreements made by the Borrower in favour of the Lender dated on or about the date hereof;

“Bridge Loan” means the amounts loaned to the Borrower in accordance with this Agreement, as set forth in Schedule A;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario ;

“Closing” means the execution and delivery of the Definitive Agreements;

“Closing Date” means the date upon which the Closing occurs or such other date as may be mutually agreed to by the Lender and the Borrower;

  “Definitive Agreements” means those agreements and documents which shall evidence the Investment, to be executed at Closing;

“Deposit” means the advance of funds to HONI by the Lender as set forth in Section (i);

“Development Payment” means the advance of funds to Borrower by the Lender as set forth in Section (ii);

“Environmental Legislation” means all applicable federal, provincial, municipal, regional or foreign laws, statutes, rules, regulations, by-laws, judgements, decisions, decrees, guidelines, directives, standards, requirements, injunctions, awards, orders, policies, permits, notices, approvals, licences, certificates or other authorisations of any governmental authority in effect relating to the environment or to occupational health and safety;

“Event of Default” has the meaning ascribed thereto in section ;

“FIT Contract” means the Feed-in Tariff Contract;

“GAAP” means generally accepted accounting principles accepted in Canada as set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time, or IFRS, as applicable, in each case consistently applied;

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, decision-making authority, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district;

 “HONI” means Hydro One Networks Inc.;

“IFRS” means the International Financing Reporting Standards as issued by the International Accounting Standard Board;

  “Loan Amounts” has the meaning ascribed thereto in section ;

“Maturity Date” means the Closing Date;

“Option Agreements” means certain option agreements entered into by the Borrower with the parties and with respect to those properties identified in Schedule “B” attached hereto;

“Parties” means collectively the Lender and the Corporations;

“Person” means any individual, legal person with or without share capital (regardless of its jurisdiction of incorporation), partnership, limited partnership, joint venture, association, trust, unincorporated organisation, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Project” means the development, construction, finance, ownership of the Wind Farm xxx wind energy project in accordance with the FIT Contract;

“Project Agreements” means any material agreement or document entered into by the Borrower in connection with the Project and includes the FIT Contract;

“Security Documents” means collectively the GSA, Borrower Assignment of Agreements, ZEP Guarantee, ZEP SPA and WWPC Guarantee;

“Security Interest” means any hypothec, prior claim, mortgage, pledge, assignment, charge, security, lease intended as security, trust intended as security, reservation of or right to redeem title to property, seizure, attachment, garnishment or other similar encumbrance and includes any contractual restriction which, if contravened, may give rise to a Security Interest;

“Subsidiary” means any legal entity presently or in the future Controlled by a Corporation;

“Taxes” means any tax, duty, fee, royalty, levy, impost, assessment, deduction, charge or withholding, any installments and all liabilities with respect thereto including any penalty and interest payable with respect thereto, levied, imposed or assessed from time to time by any Governmental Body, domestic or foreign, and shall include all stamp, documentary, property, added value, severance, gross income, gross receipt, gross profits, production, commodity, occupation, excise, sales including goods and services, franchise, income, capital, payroll, unemployment insurance, Canada, United States or provincial or state pension plan payments, employer health, workers' compensation payments, custom, land transfer and other taxes and assessments of any kind whatsoever imposed on or assessed with respect to or measured by or charged against or attributable to any Person, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Body;

“WWPC Guarantee” means the guarantee from WWPC in favour of the Lender dated on or about the date hereof;

“ZEP Guarantee” means the guarantee from ZEP in favour of the Lender dated on or about the date hereof; and

“ZEP SPA” means the securities pledge agreement between ZEP and the Lender dated on or about the date hereof regarding the pledge by ZEP of all of its securities in the capital of

1.2

Recitals and Schedules

The recitals and the Schedules herein form an integral part of this Agreement.

1.3

Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect its construction or interpretation.

1.4

Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5

Time Periods

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day if the last day of the period is not a Business Day.

1.6

Including

Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

1.7

Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian Dollars.

1.8

Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.9

Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof. This Agreement supersedes and replaces all prior contracts, agreements, commitments and undertakings relating to the subject matter hereof, including any term sheet accepted and agreed to by the Corporations and the Lender relating to the matters contemplated herein.

1.10

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Any action, suit or proceeding arising out of or relating to this Agreement shall be brought before a court of the City of Toronto and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

2.

BRIDGE LOAN

2.1

Bridge Loan

In consideration of the covenants, representations, warranties and undertakings set out herein, the Lender hereby agrees to make available to the Borrower on the dates indicated in subparagraphs (i) and (ii) below the amounts indicated in Schedule “A” hereto in respect of the Deposit and Development Payment. Such obligation shall be fully satisfied, at the Lender’s discretion, by:

(i)

in respect of the Deposit, the delivery by the Lender to HONI, a letter of credit satisfying the obligation of the Borrower to make a deposit in accordance with the Agreement entered into by and between the Borrower and HONI; and

(ii)

in respect of the Development Payment, the delivery to Borrower concurrently with the signature of this Agreement and against acknowledgement of receipt by Borrower of the Development Payment amount by way of certified cheque or wire transfer;

the whole subject to the terms and conditions of this Agreement and all such Deposit and Development Payment amounts being hereinafter sometimes collectively referred to as the “Loan Amounts”.

i.1

Interest and Fees

The Loan Amounts shall bear interest..

i.2

Term

The Bridge Loan shall be due and payable on the earlier of (a) the Maturity Date and (b) the occurrence of an Event of Default, subject to the terms of this Agreement, and shall not be pre-payable. Repayment of the Bridge Loan on the Closing Date shall take place in accordance with the provisions of the term sheet prepared in respect of the subscription by Lender for convertible debentures, regardless of whether or not such term sheet has been executed by the date hereof.

i.3

Place and Manner of Payment

All repayments of principal by the Borrower under this Agreement will be made by the Borrower at the Lender’s address as specified in Article , or at such other place as may be designated, from time to time, in writing by the Lender to the Borrower in accordance with Article , no later than 5:00 p.m. (Toronto time) on a Business Day on the due date therefor. Any payments received by the Lender after 5:00 p.m. on a Business Day shall be deemed to have been received on the next Business Day unless the Lender otherwise agrees in writing. Where payments are to be made in cash, they shall be made in immediately available funds. Where the Deposit has been effected by issuance of a letter of credit, return of such letter of credit, undrawn in whole, to Lender shall be deemed to be repayment in full of the Deposit.

i.4

Judgement Currency

If, for the purpose of obtaining judgement in any court in any jurisdiction with respect to this Agreement, it is necessary to convert into the currency of such jurisdiction (the “Judgement Currency”) any amount due under this Agreement in any currency other than the Judgement Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgement is given. For this purpose “rate of exchange” means the rate at which the Lender would, on the relevant date, be prepared to sell a similar amount of such currency in the Toronto foreign exchange market, against the Judgement Currency, in accordance with normal banking procedures.

In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which judgement is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts as may be necessary to ensure that the amount paid on such date is the amount in the Judgement Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Agreement in such other currency together with interest. Any additional amount due from the Borrower under this section will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

i.5

Withholding Taxes

All repayment of principal, costs or fees made under this Agreement shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any Governmental Authority in Canada, the United States of America or any political subdivision thereof, or by any authority or agency thereof or therein having power to tax (collectively, the “Withholding Taxes”), unless the Borrower or a Corporation guaranteeing the obligations of the Borrower is required to withhold or deduct Withholding Taxes by Applicable Legislation or by the interpretation or administration thereof by the relevant governmental authority.

If the Borrower or a Corporation guaranteeing the obligations of the Borrower is required to withhold or deduct any amount for or on account of Withholding Taxes from any payment made or deemed to be made under this Agreement, the Borrower or such other Corporation will make such withholding or deduction and will remit the full amount withheld or deducted to the relevant governmental authority as and when required by Applicable Legislation. The Borrower or such other Corporation will pay to the Lender such additional amounts under this section  (the “Additional Amounts”) as may be necessary so that the net amount received by the Lender after such withholding or deduction referred to in the preceding sentence, if any, will not be less than the amount the Lender would have received if such Withholding Taxes (including any Withholding Taxes applicable to any Additional Amounts payable under this paragraph) had not been withheld or deducted.

The Borrower and/or any Corporation guaranteeing the obligations of the Borrower will indemnify and hold harmless the Lender, and upon written request reimburse the Lender, for the amount of any Withholding Taxes (including any Withholding Taxes applicable to any Additional Amounts payable under the preceding paragraph) levied or imposed on and paid by the Lender as a result of payments made or deemed to be made under this Agreement.

2.

EVENTS OF DEFAULT

2.1

Events of Default

The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”):

2.1.1

Closing fails to occur on or prior toXXX, or such other date as may be mutually agreed to by the Lender and the Borrower;

2.1.2

the Borrower fails to pay any amount which become due and payable hereunder, and such failure continues for a period of five (5) Business Days following receipt by the Borrower of written notice from the Lender requesting that the Borrower remedy such breach; or

2.1.3

a Corporation is in breach of a covenant hereunder, and such failure continues for a period of five (5) Business Days following receipt by such Corporation of written notice from the Lender requesting that such Corporation remedy such breach; or

2.1.4

proceedings are commenced for the dissolution, liquidation or winding up of a Corporation, or for the suspension of the operations of a Corporation, unless such proceedings are actively and diligently contested in good faith on a timely basis and no judgment or order is rendered by a court of competent jurisdiction against a Corporation in connection therewith; or

2.1.5

a Corporation becomes insolvent, makes an assignment in bankruptcy or makes any other assignment for the benefit of its creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) ), any bankruptcy or similar law of the United States, or any comparable law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver-manager, interim receiver, custodian, sequestrator or other Person with similar powers of a Corporation or all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights, or consents to, or acquiesces in the filing of such a petition; or

2.1.6

if a trustee, receiver, receiver-manager, interim receiver, custodian, sequestrator or any other Person with similar powers is appointed of the Corporation or of all or any substantial portion of its assets, a judgment or an order is made by a court of competent jurisdiction restraining the ability of a Corporation to deal with all or any substantial portion of its assets or a judgment or order is made by a court of competent jurisdiction approving any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights and such appointment, judgment or order is not vacated, stayed or set aside within sixty (60) days of the date thereof;

2.1.7

any material representation or warranty contained hereunder is revealed to be false or misleading at the time it was made in any material respect;

2.1.8

the security granted in favour of the Lender by any of the Corporations in connection with this Agreement and the Security Documents is or becomes void, ineffective, invalid, non-enforceable, not effective as against third parties, or loses its priority, in whole or in part, or is not accepted by the Ontario Power Authority (if required) by the date which is 60 days from the date hereof, or such other date as the Lender may agree to;

2.1.9

if the Borrower breaches or defaults under any material term, condition, provision, covenant, representation or warranty contained in the FIT Contract or any other Project Agreement and such breach or default shall continue unremedied for a period of time equal to the applicable cure period provided in the FIT Contract or the Project Agreement (as applicable);

2.1.10

if the Borrower undergoes a change of Control without first obtaining the written consent of the Lender, not to be unreasonably withheld, and the Ontario Power Authority if required under the FIT Contract; or

2.1.11

if any of the Completion and Performance Security (as defined in the FIT Contract), including any letters of credit or other security required to be delivered or maintained in connection with the FIT Contract is not delivered or maintained pursuant to the terms thereof.

2.2

Effect of an Event of Default

If an Event of Default occurs under Subsection , the Bridge Loan shall immediately become due and payable, without presentation, demand, protest or other notice of any nature, to which the Borrower and the Corporations hereby expressly renounce. If any other Event of Default occurs, the Lender may, by written notice to the Borrower, declare the Bridge Loan and all other amounts payable by the Borrower under or pursuant to this Agreement due and payable, whereupon the Bridge Loan and all such other amounts shall become and be due and payable on the date which is thirty (30) days after such written notice of Lender, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

2.3

Additional Remedies

At any time after the date which is five (5) days after the Bridge Loan becomes due and payable in accordance with section  (except as a result of a default under section ), the Lender may (a) exercise the security granted by the Corporations pursuant to the Security Documents, in whole or in part, and/or (b) require the Borrower to provide HONI and Ontario Power Authority with notice of cancellation of the Project and request the reimbursement by HONI of the Deposit paid or otherwise supplied by the Lender.  All funds reimbursed or other security returned by HONI shall be paid over forthwith to the Lender, without any deduction or withholding. Any funds or other security not paid over to the Lender within three (3) Business Days of release by HONI or receipt by the Borrower shall become a debt owed to the Lender, secured by the Security Documents, and bear interest at the rate of ten percent (10%) per annum, calculated quarterly. For clarity, in the event of the default contemplated in section , the Lender may exercise its remedies under this section  immediately.

2.4

Security

The security evidenced by the Security Documents shall apply, with such modifications as are necessary in the circumstances, to the Loan Amounts made in accordance with section  of this Agreement.

3.

SECURITY

3.1

Security Documents

The obligations of the Borrower hereunder and under any other Loan Document, towards the Lender, present and future, direct and indirect, will be secured by:

(a)

the grant, by WWPC in favour of the Lender, of a guarantee of the obligations of the Borrower hereunder pursuant to the WWPC Guarantee;

(b)

the grant, by ZEP in favour of the Lender, of a guarantee of all of obligations of the Borrower hereunder pursuant to the ZEP Guarantee, and the grant by ZEP of a first ranking security interest in favour of the Lender in all of the securities pursuant to the ZEP SPA;

(c)

the grant, by the Borrower in favour of the Lender, of a first ranking security interest in all of the Borrower’s assets pursuant to the Borrower GSA and the assignment of all Project Agreements of the Borrower pursuant to the Borrower Assignment of Agreements.

3.2

Insurance

The Borrower shall maintain, in respect of itself and each of its Subsidiaries, insurance at all times with responsible insurance carriers in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or any such Subsidiaries, as the case may be, operate.

3.3

Effectiveness and Contents of Security Documents

The security granted pursuant to the Security Documents must be at all times effective against third parties, and first-ranking with respect to all property intended to be covered thereby. Each Security Document must be in form and substance satisfactory to the Lender and remain valid and in force at all times. The Security Documents will include such legal opinions, lien searches and certificates as the Lender may reasonably require.

4.

COVENANTS

4.1

Positive Covenants of the Corporations

As of the date of this Agreement, and for so long as the Bridge Loan remains outstanding, the Corporations covenant and agree as follows, and acknowledge that the Lender are relying on these covenants for the purpose of granting the Loan Amounts:

4.1.1

The Borrower shall use the Deposit made available to it exclusively for the purposes of making deposits in accordance with the Connection and Cost Recovery Agreement entered into between the Borrower and HONI and shall use the Development Payment made available to it exclusively for the purposes of satisfying ongoing development costs relating to the Project.

4.1.2

The Borrower shall duly pay to the Lender all sums of money due under the terms of this Agreement at the time and place and in the manner provided for by this Agreement (or such other time, place and manner as are accepted by Lender) and shall duly and punctually perform and observe all other obligations on its part to be performed or observed hereunder at the times and in the manner provided for herein.

4.1.3

Each Corporation shall (i) comply in all material respects with the Applicable Legislation and, in respect of the Borrower, with the FIT Contract, (ii) duly observe and conform to all valid requirements of any Governmental Body relative to the conduct of its business or to its properties or assets, (iii) maintain and keep in full force and effect its corporate existence and all licences and permits necessary to ensure the proper conduct of its business, (iv) promptly pay when due all of its obligations and liabilities, including without limitation, all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits or upon its properties or assets, except if contested in good faith and (v) keep true and complete books and records and accounts in accordance with GAAP.

If the Corporations fail to perform any covenant contained in Subsections  to  inclusively or any other provisions in this Agreement, the Lender may, in its discretion, perform any such covenant capable of being performed by them and if any such covenant requires the payment of money, the Lender may make such payments.

4.2

Negative Covenants of the Corporations

As of the date of this Agreement, and for so long as the Bridge Loan remains outstanding, the Corporations covenant and agree not to do the following, without the prior written consent of the Lender, and acknowledge that the Lender is relying on these covenants for the purpose of granting the Loan Amounts:

4.2.1

None of the Corporations will create, incur, assume or suffer to exist any Security Interest on the collateral and property used to secure the Loan Amount pursuant to the Security Agreements, other than the security evidenced by the Security Documents.

4.2.2

None of the Corporations will create, incur, assume or permit to exist any debt, other than obligations to reimburse expenses incurred in the ordinary course of business, and other than the existing obligations of WWPC toward its debenture holders.

4.2.3

The Borrower will not (a) lease, transfer, assign, sale or dispose of any of its material Assets, except for sale of inventory in the ordinary course of business or in respect of obsolete or damaged equipment or inventory and except where such lease, transfer, assignment, sale or disposition is made to a wholly-owned subsidiary, (b) assign or purport to assign the Project Agreements, the Option Agreements or the letter of credit issued to HONI pursuant to the Deposit, if returned by HONI to the Borrower, or (c) execute or permit the execution of any agreement controlling or purporting to control the use of any funds deposited in its bank accounts.

4.2.4

None of the Corporations will remove any of its corporeal (tangible) Assets or any books of account or other records of the Corporations from the jurisdictions where same are presently located.

4.3

Right of the First Refusal

If the Borrower enters into any discussion or correspondence with any third party concerning the assignment, sale or other transfer of the Project, the Project Agreements, the Option Agreements or any of its other Assets (in each case, a “Sale”), it shall not enter into any agreement, written or oral, to consummate any such Sale without first offering Lender the opportunity to acquire such Project, the Project Agreements, the Option Agreements or its other Assets, at the same price, and subject to substantially the same terms, as those offered to or by such third party.

5.

REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS

Each Corporation represents and warrants to the Lender as follows as of the date hereof. It is acknowledged that the Lender are relying upon said representations and warranties for the purpose of consummating the transactions herein contemplated, and that each of these representations and warranties constitutes an essential condition to the granting of the Loan Amounts.

5.1

Each Corporation is a legal person duly constituted, organized and validly subsisting under the laws of its jurisdiction of incorporation and has all requisite power and capacity to execute and deliver this Agreement and the Security Documents to which it is a party and to perform its obligations thereunder. Each Corporation is duly qualified to own or lease its assets and to carry on its business as it presently does.

5.2

Each Corporation has taken all corporate action necessary to authorize the execution and delivery of, its performance of its obligations under, and its consummation of the transactions contemplated by, this Agreement and the Security Documents to which it is a party. This Agreement and the Security Documents has been executed and delivered by an authorized representative of each Corporation, in accordance with that authorization.

5.3

This Agreement and each of the Security Documents constitute legally valid and binding obligations of the Corporations enforceable against each of them in accordance with their respective terms subject to applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and to general equitable principles.

5.4

The execution and delivery of this Agreement and the Security Documents and the consummation of the transactions contemplated thereunder (a) will not violate or conflict with the Corporations’ articles, certificate of incorporation or by-laws or other charter or constituting documents, (b) require any consents or approvals, except such as have been obtained, nor (c) violate any Applicable Legislation.

5.5

Each Corporation has good, valid and marketable title to all of its properties and assets, free and clear of any Security Interest, other than the security evidenced by the Security Documents (and other than existing security granted by WWPC to secure its obligations toward its debenture holders). The only Affiliates of the Corporations are those listed in Schedule .

5.6

There is no claim, action, prosecution or other proceeding of any kind pending or to its knowledge threatened against the Corporations or any of their property or assets before any court or administrative agency and there are no circumstances of which a Corporation is aware which might give rise to any such proceeding which it has not fully disclosed to the Lender.

5.7

No Event of Default exists.

5.8

The Corporations have timely paid when due all Taxes required to be paid by them through the date hereof and the Corporations have made adequate provision in accordance with GAAP in their financial statements for all Taxes payable by the Corporations that are not then due and payable.

5.9

None of the Corporations is delinquent in the payment of any Taxes. There are no pending tax audits of any returns of Taxes. No deficiency or addition to any Taxes or interest or penalty for any Taxes has been proposed, asserted or assessed against any of the Corporations for which the Corporation has not made adequate reserves.

5.10

The Corporations have withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any Taxes, governmental charges or assessments.

5.11

All tax loss carry forwards appearing in the Corporations’ financial statements are valid and useable by the Corporations as set forth therein, assuming income against which same may be deducted.

5.12

The Corporations have timely filed or caused to be filed on their behalf within the times and in the manner prescribed by law, all federal, provincial, state, local and foreign Tax returns and reports that are required to be filed by or with respect to the Corporations.

5.13

No claim has ever been made by a Tax authority in a jurisdiction where either of the Corporations does not file Tax returns that either of the Corporations is or may be subject to Tax in that jurisdiction.

5.14

The Borrower has not (a) assigned or purported to assign the Project Agreements or the Option Agreements, or (b) executed any agreement controlling, or purporting to control, the use of any funds deposited in any of its bank accounts.

6.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to each Corporation as follows as of the date hereof (and acknowledges that each Corporation is relying upon these representations and warranties in connection with its execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder):

6.1

the Lender is a corporation established.  The Lender has been duly constituted and is validly existing and has all requisite, power and capacity to execute and deliver this Agreement and each of the Security Documents, to perform its obligations hereunder;

6.2

the Lender has taken all corporate action necessary to authorize the execution and delivery of, its performance of its obligations under, and its consummation of the transactions contemplated by, this Agreement or any of the Security Documents;

6.3

this Agreement constitutes a legally valid and binding obligation of the Lender, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and to general equitable principles; and

6.4

the execution and delivery by the Lender of this Agreement and each of the Security Documents and its consummation of the transactions contemplated hereby and its compliance with the provisions hereof, will not violate or conflict with the Lender’s articles or by-laws or other charter or constituting documents.

7.

INDEMNIFICATION

7.1

The representations and warranties contained in Subsections  to  inclusively shall survive the execution of this Agreement and shall remain in full force and effect until the expiration of all applicable limitation periods and all other applicable legislation respecting Taxes.

7.2

The Corporations will jointly and severally indemnify, defend and hold the Lender and their affiliates, attorneys, members’ agents, employees, officers, representatives, directors and partners (collectively, the “Indemnified Parties”) harmless against all liability, loss or damage, obligation, claim or charge, together with all reasonable costs and expenses related thereto (including the reasonable legal fees and expenses resulting from any suits, actions, enquiries, investigations, notices, claims or proceedings, which legal fees and expenses shall be payable in advance for the amounts expected to be incurred) (“Damages”), relating to or arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Corporations contained in this Agreement and from any breach of any of the Corporations’ respective obligations hereunder.

7.3

If the indemnification provided for in section  is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage, then the indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.

NOTICES

8.1

Any notice or other communication required herein shall be given in writing and transmitted by facsimile (provided that a copy is subsequently sent by messenger and its receipt confirmed) or delivered by hand:

(a)

if to the Corporations:

(b)

if to the Lender:

or to such other address or facsimile number which may be designated by such Party in a written notice transmitted to the other Parties in accordance with this section .

8.2

The notices or communications provided in section  shall be presumed to have been received the day they are sent, if delivered by hand or transmitted by facsimile; failing this, the facsimile transmission shall be deemed to have been received the next Business Day.

8.3

All notices must specify the delay in which a decision or an act must be made and must set forth all of the elements on which a decision or an act is to be made.

9.

GENERAL MATTERS

9.1

Public Notices

All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Lender and the Corporations and no Party shall act unilaterally in this regard without the prior approval of the other Parties (such approval not to be unreasonably withheld). The transactions contemplated by this Agreement are confidential and the Corporations agree not to disclose same to any third party other than its professional advisers, except with the prior approval of the Lender.

9.2

Assignment

No Party may assign its rights or benefits under this Agreement without the prior written approval of the other Parties. UNLESS PERMITTED UNDER THE APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE HEREOF, AND (II) THE DATE THE LENDER BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

9.3

Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

9.4

Survival of Obligations

Except as otherwise provided herein, all of the obligations of this Agreement shall survive in favour of the Party to whom they are made for so long as the Corporations are indebted towards the Lender under this Agreement.

9.5

Amendments

No modification or amendments to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Corporations and the Lender, and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Corporations and/or the Lender, as the case may be, and, unless otherwise provided, shall be limited to the specific breach waived.

9.6

Waivers

No waiver by any of the Parties hereto of the conditions, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as a waiver of any condition nor of the breach of any other term, covenant, representation or warranty contained in this Agreement.

9.7

Successors and Assigns

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

9.8

Time of the Essence

Time is of the essence in this Agreement. Each Party shall be in default by the mere lapse of time for the performance of any of its obligations hereunder without the necessity of any notice to that effect.

9.9

Injunctive Relief

Any breach of any provisions of this Agreement, without prejudice to any other recourse or remedy provided by this Agreement or by law, shall give rise to a recourse for injunctive relief or to any other recourse intended to stop the breach which the Parties recognize to be an appropriate recourse and to which they expressly and irrevocably consent, if the conditions required for such recourse are met.

9.10

Counterparts

This Agreement may be executed by facsimile or any other electronic means and may be executed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

9.11

Risk of Force Majeure

The Corporations expressly assume all risks of force majeure, such that the Corporations shall be bound to timely execute each and every of its obligations under this Agreement notwithstanding the existence or occurrence of any event or circumstance constituting a force majeure within the meaning given to such term under the laws of Ontario.

(Signature page follows)

IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN EXECUTED BY THE PARTIES HERETO